Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2021, relating to the financial statements and financial highlights of Innovator 20+ Year Treasury Bond 9 Buffer ETF™ – July, Innovator 20+ Year Treasury Bond 5 Floor ETF™ – Quarterly, Innovator Defined Wealth Shield ETF, Innovator Double Stacker 9 Buffer ETF™ – January, Innovator Double Stacker ETF™ – January, Innovator Triple Stacker ETF™ – January, Innovator Double Stacker 9 Buffer ETF™ – October, Innovator Double Stacker ETF™ – October, and Innovator Triple Stacker ETF™ – October, each a series of Innovator ETFs Trust, for the period ended October 31, 2021, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 28, 2022